                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) AUGUST 30, 2002
                                                        ------------------------
                            CROSSROADS SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

                DELAWARE                            000-30362                         74-2846643
(State of incorporation or organization)     (Commission File Number)     (IRS Employer Identification No.)

8300 NORTH MOPAC EXPRESSWAY, AUSTIN, TEXAS                                               78759
(Address of principal executive offices)                                               (Zip Code)

Registrant's telephone number, including area code (512) 349-0300
                                                   -----------------------------

                                      NONE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS.

         Crossroads Systems, Inc. received notice from NASDAQ on August 30, 2002 that for 30 consecutive trading days the bid price of our common stock closed below the minimum $1.00 per share required for continued inclusion on the NASDAQ National Market, as set forth in Marketplace Rule 4450(a)(5).

         In accordance with NASDAQ Marketplace Rules,. the notice specified that unless our common stock closes at a bid price of $1.00 per share or greater for a minimum of ten consecutive trading days by November 29, 2002, NASDAQ would provide us with notice at that time of their intent to de-list our stock from the NASDAQ National Market. Crossroads would have an opportunity to appeal any de-listing notification received at that time.

         If we are unable to regain compliance prior to November 29, 2002, we may apply for listing on the NASDAQ SmallCap Market, which, if approved, makes available an additional 90 calendar day SmallCap Market grace period, or until February 26, 2003, to regain compliance. Crossroads may also then be eligible for an additional 180 day grace period, or until August 25, 2003, to demonstrate compliance provided that we meet the additional NASDAQ listing criteria for the SmallCap Market. Furthermore, we may be eligible to transfer back to the NASDAQ National Market if, by August 25, 2003, we maintain the $1.00 per share closing bid price requirement for 30 consecutive trading days as well as all other continued listing requirements.

         Our management is evaluating all available options in order to regain full compliance with the NASDAQ listing requirements.



                                       1.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CROSSROADS SYSTEMS, INC.




Date: October 4, 2002                        By: /s/ Brian R. Smith
                                                 -------------------------------
                                                 Brian R. Smith
                                                 Chairman, President and Chief
                                                 Executive Officer